UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 22, 2008

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.  Results of Operations and Financial Condition

On July 22, 2008, registrant issued a press release entitled “Halliburton Announces Second Quarter Earnings of $0.68 Per Diluted Share From Continuing Operations.”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES SECOND QUARTER EARNINGS
OF $0.68 PER DILUTED SHARE FROM CONTINUING OPERATIONS
Earnings from continuing operations of $0.68 were negatively impacted by charges including a $30 million patent settlement and a $5 million Expro-related expense, partially offset by $25 million of gains on investment sales

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that income from continuing operations for the second quarter of 2008 was $623 million, or $0.68 per diluted share. This compares to income from continuing operations for the second quarter of 2007 of $595 million, or $0.63 per diluted share.  Second quarter 2008 results were negatively impacted by a $30 million charge related to a patent settlement and $5 million of acquisition-related expense for the Expro bid, offset by $25 million in gains related to the sale of two investments in the United States.  The net impact of these items was $10 million.  Second quarter 2007 results were favorably impacted by a $49 million gain related to the sale of an investment.

Halliburton’s consolidated revenue in the second quarter of 2008 was a record $4.5 billion, up 20% from the second quarter of 2007. All product service lines contributed to this increase, driven by both increased international activity and strengthening demand in the United States.

Consolidated operating income was $949 million in the second quarter of 2008 compared to $893 million in the second quarter of 2007.  Both segments and all geographic regions contributed to the increase.

“I am very pleased with our results for the second quarter as we continue to show healthy expansion of our business on a worldwide basis,” said Dave Lesar, chairman, president, and chief executive officer.

“Revenue outside of North America grew 26% year-over-year, exceeding our 20% growth target.  Eastern Hemisphere revenue increased by 23% year-over-year as operations in Norway, Saudi Arabia, Angola, and Oman led the way.  Latin America continued its exceptional growth, with our four biggest markets of Mexico, Brazil, Colombia, and Venezuela all experiencing year-over-year revenue increases between 30% and 56%.

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Halliburton/Page 2

“Sequentially, revenue growth in Latin America and in the Eastern Hemisphere was an outstanding 17% and 15% respectively.  Sequential operating income increased 20% in both areas, excluding the first quarter impairment charges related to an oil and gas property.

“Eastern Hemisphere margins expanded to 21% even with our continued heavy investments in people, facilities, and equipment to support the next phase of our growth.  Margins were additionally impacted this quarter by the ramp-up of costs for our Manifa offshore award where drilling is expected to start next year and reach a total of ten rigs.  We still believe that Eastern Hemisphere margins can continue to expand.

“North America revenue grew 7% sequentially, despite the seasonal slowdown experienced in Canada during spring break-up.

“For the United States, revenue grew 14% year-over-year and 12% sequentially through the expansion of our well construction businesses along with strengthening pressure pumping activity.  United States operating income grew 5% sequentially, as higher activity offset the impact of the pricing pressures on our fracturing business and cost inflation related to fuel and materials on all of our businesses.

“Second quarter average pricing declines in our United States fracturing business were in the 1% to 2% range we discussed in the first quarter.  Pricing had largely stabilized by the end of the second quarter, and we expect prices to remain firm or improve going forward.  Currently, wireline logging, directional drilling/LWD, and drill bits have the most pricing leverage in this market.

“As unconventional and horizontal activity continues to expand, we have seen many of our recent technology introductions become drivers for growth and increase our ability to address our customers’ most challenging reservoirs.

“Increasing energy prices, above levels previously envisioned, coupled with expanding drilling and completion budgets for our North American customers, bodes well for future activity.  This strengthens last quarter’s expectation that the next leg up in this extended cycle is near, and we anticipate the strategies we have employed will allow us to continue performing at a high level.”

In the second quarter of 2007, Halliburton completed the separation of KBR, Inc. and recorded to discontinued operations a gain of $933 million, net of tax and the estimated fair value of indemnities and guarantees provided to KBR, Inc. In the second quarter of 2008, Halliburton recorded additional charges to discontinued operations totaling $117 million net of tax, or $0.13 per diluted share, related to changes in the estimated fair value of the indemnities and guarantees provided to KBR, Inc.

Net income in the second quarter of 2008 was $507 million, or $0.55 per diluted share.  This compares to net income of $1.5 billion, or $1.62 per diluted share, in the second quarter of 2007.

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Halliburton/Page 3

2008 Second Quarter Results

Completion and Production (C&P) operating income in the second quarter of 2008 was $561 million, an increase of $6 million or 1% from the second quarter of 2007.  Europe/Africa/CIS C&P operating income increased 39% with the most significant impact coming from increased activity in Africa.  Middle East/Asia C&P operating income increased 19%, primarily due to increased activity related to the Khurais project in Saudi Arabia.  North America C&P operating income decreased 13%, due to pricing declines and cost increases in the United States for production enhancement, partially offset by improved completion tools sales and services.  Latin America C&P operating income increased 22% from higher vessel utilization and increased activity.

Drilling and Evaluation (D&E) operating income in the second quarter of 2008 was $480 million, an increase of $132 million or 38% over the prior year second quarter.  Europe/Africa/CIS D&E operating income increased 6%, benefiting from higher activity and improved performance of Baroid Fluid Services and wireline services across the region.  Middle East/Asia D&E operating income increased 27% over the second quarter of 2007, primarily due to higher drilling and multilateral activity.  Baroid Fluid Services also experienced strong results in the region.  North America D&E operating income increased 72%, with improvement in all product service lines benefiting from increased drilling activity in the United States and improved performance of Baroid Fluid Services. This region’s second quarter 2008 results also reflect the sale of two investments discussed previously.  Latin America D&E operating income increased 49% with additional deployments of equipment resulting in increased Sperry Drilling Services and wireline services activity.  Landmark also contributed to the improved results.

Approximately $2.0 billion remains available under the company’s share repurchase program.  Since the inception of the program, Halliburton has purchased 89 million shares for a total cost of approximately $3.0 billion.

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Halliburton/Page 4

Technology and Significant Achievements

Halliburton made a number of advances in technology and growth.

•
Halliburton acquired the 49% equity interest in WellDynamics B.V. of Shell Technology Ventures Fund 1 B.V.  Halliburton now owns 100% of WellDynamics, the world's leading provider of intelligent well completion technology. WellDynamics' SmartWell® technology has been successfully deployed in over 300 wells worldwide.

•
Landmark launched R5000, a synchronous software release including upgrades to the DecisionSpace® environment, with more than 70 products spanning all disciplines within the exploration and production lifecycle.  The launch offers oil and gas operators new levels of integration, the potential to customize workflows, and the opportunity to make more informed field development decisions.  Also with R5000, Landmark is offering a comprehensive Software Development Kit  program to provide a springboard for customers and partners to construct their own workflows and technology solutions.

•
Landmark released a new version of its AssetObserverTM web-based operating environment, built on the IncuityEMITM platform. AssetObserver allows production experts to access and integrate data from a range of sources and monitor complete workflows and assets in real time.  This version of AssetObserver software addresses a critical need for comprehensive data access and holistic asset analysis in field production.

•
Landmark acquired all intellectual property, assets, and existing business of Knowledge Systems, Inc.  The addition of the company to Halliburton’s suite of technologies and services provides an end-to-end well design and delivery solution that ensures wells are placed optimally and economically, while minimizing non-productive time during the drilling process.

•
Halliburton developed four complementary fracture stimulation technologies that help reduce operators' production cost per barrel of oil equivalent and reduce the use of fresh water in oilfield operations. These innovations are OmegaFrac™ fluid, MonoProp™ proppant, the ADP™ (advanced dry polymer) blender, and the Mimic™ fluid measuring device.

•
Halliburton was awarded a contract in Abu Dhabi to provide a range of completion equipment for onshore oil and gas wells. The three-year contract includes the provision of production packers, subsurface safety valves, and subsurface flow controls.

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Halliburton/Page 5

•
Halliburton won three Hart's E&P meritorious engineering achievement awards for Baroid Fluid Services' INTEGRADE® diesel-based fluid system, Sperry Drilling Services' InSite ADR™ Azimuthal Deep Resistivity sensor, and Easywell's Swellpacker™ cable system.  The Hart's Meritorious Award for Engineering Achievement, established in 1971, honors the world's best new tools and techniques for finding, drilling, and producing oil and gas wells.

•
Halliburton acquired all the intellectual property and assets of Protech Centerform, the world's only provider of casing centralization that uses a carbon fiber and ceramic composite compound applied directly to the casing, allowing for an enhanced cementing solution that can be engineered to any wellbore configuration.

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Halliburton/Page 6

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.  With more than 50,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s World Wide Web site at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity; potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; changes in the demand for or price of oil and/or natural gas; impairment of oil and gas properties; structural changes in the oil and natural gas industry; increased competition for employees; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2007, Form 10-Q for the period ended March 31, 2008, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect the business, results of operations, and financial condition.  Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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 HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30			March 31
	2008		2007	2008
Revenue:
Completion and Production	$2,437		$2,066	$2,191
Drilling and Evaluation	2,050		1,669	1,838
Total revenue	$4,487		$3,735	$4,029
Operating income (loss):
Completion and Production	$561		$555	$529
Drilling and Evaluation	480		348	384
Corporate and other	(92)		(10)	(66)
Total operating income	949		893	847
Interest expense	(39)		(41)	(38)
Interest income	9		36	20
Other, net	(2)		(2)	(1)
Income from continuing operations before income taxes
and minority interest	917		886	828
Provision for income taxes	(288)		(284)	(238)
Minority interest in net income of subsidiaries	(6)		(7)	(7)
Income from continuing operations	623		595	583
Income (loss) from discontinued operations, net	(116	)(a)	935 (b)	1
Net income	$507		$1,530	$584
Basic income per share:
Income from continuing operations	$0.72		$0.66	$0.67
Income (loss) from discontinued operations, net	(0.14	)(a)	1.03 (b)	–
Net income	$0.58		$1.69	$0.67
Diluted income per share:
Income from continuing operations	$0.68		$0.63	$0.64
Income (loss) from discontinued operations, net	(0.13	)(a)	0.99 (b)	–
Net income	$0.55		$1.62	$0.64
Basic weighted average common shares outstanding	869		905	873
Diluted weighted average common shares outstanding	914		942	911

(a)
Income from discontinued operations, net, in the second quarter of 2008 included additional charges totaling $117 million, net of tax, related to changes in the estimated fair values of the indemnities and guarantees provided to KBR, Inc. upon separation.

(b)
Income from discontinued operations, net, in the second quarter of 2007 included a $933 million net gain on the separation of KBR, Inc., which included the estimated fair value of indemnities and guarantees provided to KBR, Inc.

See Footnote Table 1 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended June 30
	2008		2007
Revenue:
Completion and Production	$4,628		$3,910
Drilling and Evaluation	3,888		3,247
Total revenue	$8,516		$7,157
Operating income (loss):
Completion and Production	$1,090		$1,032
Drilling and Evaluation	864		710
Corporate and other	(158)		(61)
Total operating income	1,796		1,681
Interest expense	(77)		(79)
Interest income	29		74
Other, net	(3)		(5)
Income from continuing operations before income taxes
and minority interest	1,745		1,671
Provision for income taxes	(526)		(543)
Minority interest in net income of subsidiaries	(13)		(4)
Income from continuing operations	1,206		1,124
Income (loss) from discontinued operations, net	(115	)(a)	958 (b)
Net income	$1,091		$2,082
Basic income per share:
Income from continuing operations	$1.38		$1.18
Income (loss) from discontinued operations, net	(0.13	)(a)	1.01 (b)
Net income	$1.25		$2.19
Diluted income per share:
Income from continuing operations	$1.32		$1.14
Income (loss) from discontinued operations, net	(0.12	)(a)	0.98 (b)
Net income	$1.20		$2.12
Basic weighted average common shares outstanding	871		949
Diluted weighted average common shares outstanding	912		983

(a)
Income from discontinued operations, net, in six months ended June 30, 2008 included additional charges totaling $117 million, net of tax, related to changes in the estimated fair values of the indemnities and guarantees provided to KBR, Inc. upon separation.

(b)
Income from discontinued operations, net, in six months ended June 30, 2007 included a $933 million net gain on the separation of KBR, Inc., which included the estimated fair value of indemnities and guarantees provided to KBR, Inc. and Halliburton’s 81% share of KBR, Inc.’s $28 million in net income in the first quarter of 2007.

See Footnote Table 1 for a list of significant items included in operating income.

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 HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30,	December 31,
	2008	2007
Assets
Current assets:
Cash and investments in marketable securities	$1,880	$2,235
Receivables, net	3,581	3,093
Inventories, net	1,736	1,459
Other current assets	748	786
Total current assets	7,945	7,573

Property, plant, and equipment, net	4,146	3,630
Other assets	1,957	1,932
Total assets	$14,048	$13,135

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$954	$768
Accrued employee compensation and benefits	540	575
Other current liabilities	1,112	1,068
Total current liabilities	2,606	2,411

Long-term debt	2,565	2,627
Other liabilities	1,192	1,137
Total liabilities	6,363	6,175
Minority interest in consolidated subsidiaries	100	94
Shareholders’ equity	7,585	6,866
Total liabilities and shareholders’ equity	$14,048	$13,135

HALLIBURTON COMPANY
Selected Cash Flow Information
(Millions of dollars)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Capital expenditures	$445	$379	$837	$682

Depreciation, depletion, and amortization	$178	$140	$342	$271

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
Revenue by geographic region:	2008	2007	2008
Completion and Production:
North America	$1,270	$1,160	$1,169
Latin America	258	192	243
Europe/Africa/CIS	545	443	433
Middle East/Asia	364	271	346
Total	2,437	2,066	2,191
Drilling and Evaluation:
North America	720	586	693
Latin America	339	256	266
Europe/Africa/CIS	571	483	525
Middle East/Asia	420	344	354
Total	2,050	1,669	1,838
Total revenue by region:
North America	1,990	1,746	1,862
Latin America	597	448	509
Europe/Africa/CIS	1,116	926	958
Middle East/Asia	784	615	700

Operating income by geographic region (excluding Corporate and other):
Completion and Production:
North America	$312	$360	$317
Latin America	61	50	66
Europe/Africa/CIS	107	77	72
Middle East/Asia	81	68	74
Total	561	555	529
Drilling and Evaluation:
North America	194	113	174
Latin America	67	45	41
Europe/Africa/CIS	110	104	103
Middle East/Asia	109	86	66
Total	480	348	384
Total operating income by region:
North America	506	473	491
Latin America	128	95	107
Europe/Africa/CIS	217	181	175
Middle East/Asia	190	154	140

See Footnote Table 1 and Footnote Table 2 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended June 30
Revenue by geographic region:	2008	2007
Completion and Production:
North America	$2,439	$2,222
Latin America	501	358
Europe/Africa/CIS	978	820
Middle East/Asia	710	510
Total	4,628	3,910
Drilling and Evaluation:
North America	1,413	1,196
Latin America	605	494
Europe/Africa/CIS	1,096	889
Middle East/Asia	774	668
Total	3,888	3,247
Total revenue by region:
North America	3,852	3,418
Latin America	1,106	852
Europe/Africa/CIS	2,074	1,709
Middle East/Asia	1,484	1,178

Operating income by geographic region (excluding Corporate and other):
Completion and Production:
North America	$629	$682
Latin America	127	88
Europe/Africa/CIS	179	148
Middle East/Asia	155	114
Total	1,090	1,032
Drilling and Evaluation:
North America	368	280
Latin America	108	81
Europe/Africa/CIS	213	182
Middle East/Asia	175	167
Total	864	710
Total operating income by region:
North America	997	962
Latin America	235	169
Europe/Africa/CIS	392	330
Middle East/Asia	330	281

See Footnote Table 1 and Footnote Table 2 for a list of significant items included in operating income.

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FOOTNOTE TABLE 1
HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2008		June 30, 2007		March 31, 2008
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
Completion and Production:
Gain on sale of investment	$–	$–	$–	$–	$35	$0.02
Drilling and Evaluation:
Impairment of oil and gas property	–	–	–	–	(23)	(0.02)
Gain on sale of investments	25	0.02	–	–	–	–
Corporate and other:
Gain on sale of investment	–	–	49	0.03	–	–
Patent settlement	(30)	(0.02)	–	–	–	–

	Six Months Ended		Six Months Ended
	June 30, 2008		June 30, 2007
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
Gain on sale of investment	$35	$0.02	$–	$–
Drilling and Evaluation:
Impairment of oil and gas property	(23)	(0.02)	–	–
Gain on sale of investments	25	0.02	–	–
Corporate and other:
Gain on sale of investment	–	–	49	0.03
Patent settlement	(30)	(0.02)	–	–

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FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating Income by Geographic Region
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended		Three Months Ended
	June 30, 2008		June 30, 2007		March 31, 2008
	Operating	After Tax	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share	Income	per Share
North America:
Gain on sale of investments	$25	$0.02	$–	$–	$35	$0.02
Middle East/Asia:
Impairment of oil and gas property	–	–	–	–	(23)	(0.02)
Corporate and other:
Gain on sale of investment	–	–	49	0.03	–	–
Patent settlement	(30)	(0.02)	–	–	–	–

	Six Months Ended		Six Months Ended
	June 30, 2008		June 30, 2007
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
North America:
Gain on sale of investments	$60	$0.04	$–	$–
Middle East/Asia:
Impairment of oil and gas property	(23)	(0.02)	–	–
Corporate and other:
Gain on sale of investment	–	–	49	0.03
Patent settlement	(30)	(0.02)	–	–

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FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported Results to Adjusted Results
(Millions of dollars)
(Unaudited)

	Three Months Ended
Eastern Hemisphere	June 30, 2008	March 31, 2008

As reported operating income	$407	$315
Effect of impairment of oil and gas property (a)	–	23
Adjusted operating income	407	338

As reported sequential % change in operating income	29%
Adjusted sequential % change in operating income	20%

(a)
Management believes it is important to point out to investors that included in operating income in the first quarter of 2008 is an impairment charge related to an oil and gas property, because investors have indicated to management their desire to understand the current drivers and future trends.  The adjustment removes the effect of the impairment of the oil and gas property.

###

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 22, 2008	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary